UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report: November 16, 2020
(Date of earliest event reported)

A. M. CASTLE & CO.
(Exact name of registrant as specified in its charter)

Maryland	1-5415	36-0879160
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1420 Kensington Road, Suite 220 Oak Brook, IL 60523
(Address of principal executive offices)

Registrant's telephone number including area code: (847) 455-7111

Not Applicable
(Former name or former address if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[X] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13 e-4(c) under the Exchange Act (17 CFR 240.13 e-4(c))
Securities registered pursuant to Section 12(b) of the Act: None
Securities registered pursuant to Section 12(g) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.01 Per Share	CTAM	OCTQX Best Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company [  ]
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 2.02 – Results of Operations and Financial Condition
In accordance with General Instruction B.2 to Form 8-K, the following information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.
The information regarding the results of operations and financial condition of the Company for the third quarter ended September 30, 2020, responsive to this Item 2.02, and contained in Exhibit 99.1 filed herewith, is incorporated by reference herein.
Item 8.01 – Other Events
On November 16, 2020, A.M. Castle & Co. (the “Company”) announced that it reached an agreement in principle (the “Term Sheet”) with its first lien lender, PNC Bank, National Association (“PNC”), and certain of its stockholders to provide for a new $8.0 million term loan from such stockholders (the “Revolving B Term Loan”), which will be subordinated to the $125.0 million senior secured, revolving credit facility (the “Revolving A Credit Facility”) under that certain Revolving Credit and Security Agreement, dated as of August 31, 2017, by and among the Company, the other Borrowers party thereto, the Guarantors party thereto, the Lenders party thereto and PNC, as Administrative Agent and Collateral Agent (as amended, restated, supplemented, or otherwise modified from time to time, the “Credit Agreement”). Interest on the Revolving B Term Loan will accrue at a rate of 15.0% per annum, which will be paid-in-kind unless the Company qualifies and elects to pay such interest in cash. Principal and accrued paid-in-kind interest will not be payable or callable until the earlier of (i) the payment in full of the obligations under the Revolving A Credit Facility, and (ii) 30 days after the maturity of the Revolving A Credit Facility. As part of this agreement in principle, the Company and PNC also agreed to extend the maturity of the Credit Agreement to February 28, 2023, and to amend the Credit Agreement to (i) provide the Company an additional $3.8 million in liquidity under the Revolving A Credit Facility and (ii) increase the interest applicable to the Revolving Credit A Facility to LIBOR-base rate plus a margin of 4.0%. The agreement in principle is subject to customary conditions to closing, including execution of acceptable documentation and final approval, which the Company expects to occur during the fourth quarter of 2020.
Item 9.01 – Financial Statements and Exhibits
(d) The following exhibits are filed herewith:

Exhibit Number	Description
99.1	Press Release, November 16, 2020

Cautionary Note Regarding Forward Looking Statements
The information contained in the press release attached to this Form 8-K and the contents of this Form 8-K should be read in conjunction with our filings made with the Securities and Exchange Commission. This Form 8-K contains “forward-looking statements”. Forward-looking statements are those that do not relate solely to historical fact. Such forward-looking statements only speak as of the date of this release and the Company assumes no obligation to update the information included in this report. Such forward-looking statements reflect our expectations, estimates or projections concerning our possible or assumed future results of operations, including, but not limited to, descriptions of our business strategy, and the benefits we expect to achieve from our working capital management initiative. These statements often include words such as “believe,” “expect,” “anticipate,” “intend,” “predict,” “plan,” “should,” or similar expressions. These statements are not guarantees of performance or results, and they involve risks, uncertainties, and assumptions. Although we believe that these forward-looking statements are based on reasonable assumptions, there are many factors that could affect our actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements. These factors include the impact of volatility of metals prices, the cyclical and seasonal aspects of our business, our ability to effectively manage inventory levels, the impact of our substantial level of indebtedness, the impact of the novel Coronavirus (COVID-19) pandemic on our financial results and business, as well as those risk factors identified in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, our Annual Report on Form 10-K/A for the fiscal year ended December 31, 2019, Part II Item 1A of our quarterly report on Form 10-Q for the quarter ended March 31, 2020, Part II Item 1A of our quarterly report on Form 10-Q for the quarter ended June 30, 2020 and Part II Item 1A of quarterly report on Form 10-Q for the quarter ended September 30, 2020, which will be subsequently filed with the Securities and Exchange Commission. All future written and oral forward-looking statements by us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to above. Except as required by the federal securities laws, we do not have any obligation or intention to release publicly any revisions to any forward-looking statements to reflect events or circumstances in the future, to reflect the occurrence of unanticipated events or for any other reason.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

A.M. CASTLE & CO.

	By:	/s/ Jeremy Steele
November 16, 2020		Jeremy Steele
Senior Vice President, General Counsel & Secretary

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